Exhibit 99.1

General Partners, Executive Officers, Managers and Board of Directors

Noble Energy, Inc.

Name	Position	Principal Occupation/Business	Issuer Common Units Beneficially Owned

Jeffrey L. Berenson	Director	President and Chief Executive Officer of Berenson & Company	23,000

Michael A. Cawley	Director	President and Manager of The Cawley Consulting Group, LLC	2,300

Edward F. Cox	Director	Retired Partner, Patterson Belknap Webb & Tyler LLP	12,500

Thomas J. Edelman	Director	Managing Partner, White Deer Energy LP	—

Eric P. Grubman	Director	Executive Vice President of the National Football League	—

Kirby L. Hedrick	Director	Former executive of Phillips Petroleum Company	—

Scott D. Urban	Director	Former executive of BP Oil Company	5,000

William T. Van Kleef	Director	Former executive of Tesoro Corporation	20,000

Molly K. Williamson	Director	Former senior policymaker in U.S. government	1,000

Charles D. Davidson	Chairman of the Board, Chief Executive Officer	Officer of Noble Energy	—

David L. Stover	President and Chief Operating Officer	Officer of Noble Energy	7,500

Kenneth M. Fisher	Executive Vice President and Chief Financial Officer	Officer of Noble Energy	7,500

Ted D. Brown	Senior Vice President and Advisor to the Chief Executive Officer and President	Officer of Noble Energy	—

Susan M. Cunningham	Senior Vice President, Gulf of Mexico, Africa and Frontier Ventures	Officer of Noble Energy	—

J. Keith Elliott	Senior Vice President, Eastern Mediterranean	Officer of Noble Energy	—

Arnold J. Johnson	Senior Vice President, General Counsel and Secretary	Officer of Noble Energy	6,000

John T. Lewis	Senior Vice President, Corporate Development	Officer of Noble Energy	7,500

Michael W. Putnam	Vice President, Exploration and Geoscience	Officer of Noble Energy	1,500

Charles J. Rimer	Senior Vice President, Global Operations and EHS&R	Officer of Noble Energy	—

A. Lee Robison	Senior Vice President, Human Resources and Administrative	Officer of Noble Energy	—

Gary W. Willingham	Senior Vice President, U.S. Onshore	Officer of Noble Energy	5,000

Exhibit 99.1, page 2

The business address for each of the persons listed above is c/o Noble Energy, Inc., 1001 Noble Energy Way, Houston, Texas 77070.